                                                         Exhibit 3(c)




                                     BY-LAWS


                                       OF


                           PEOPLES ENERGY CORPORATION








                                                          AMENDED AUGUST 7, 1996

                           PEOPLES ENERGY CORPORATION


                                     BY-LAWS




ARTICLE I                -                OFFICES


ARTICLE II               -                MEETINGS OF SHAREHOLDERS


ARTICLE  III             -                DIRECTORS AND COMMITTEES


ARTICLE IV               -                OFFICERS


ARTICLE V                -                INDEMNIFICATION OF DIRECTORS,
                                            OFFICERS, EMPLOYEES AND AGENTS


ARTICLE VI               -                CERTIFICATES OF STOCK AND THEIR
                                            TRANSFER


ARTICLE VII              -                MISCELLANEOUS (CONTRACTS)


ARTICLE VIII             -                AMENDMENT OR REPEAL OF BY-LAWS

                           PEOPLES ENERGY CORPORATION


                                      INDEX


                                                                        PAGE


                                        A


Amendment of By-Laws . . . . . . . . . . . . . . . . . . . . . . . . .   18
Appointment of Officers  . . . . . . . . . . . . . . . . . . . . . . .   10
Assistant Controller, Duties of. . . . . . . . . . . . . . . . . . . .   13
Assistant General Counsel, Duties of . . . . . . . . . . . . . . . . .   13
Assistant Secretary, Duties of . . . . . . . . . . . . . . . . . . . .   13
Assistant Treasurer, Duties of . . . . . . . . . . . . . . . . . . . .   13
Assistant Vice President, Duties of. . . . . . . . . . . . . . . . . .   12

                                        B

Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . .    5

                                        C

Certificates of Stock and Their Transfer . . . . . . . . . . . . . . .   15
Chairman of the Board, Duties of . . . . . . . . . . . . . . . . . . .   11
Chairman of the Executive Committee. . . . . . . . . . . . . . . . . .    8
Committees
  Executive  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Controller, Duties of    . . . . . . . . . . . . . . . . . . . . . . .   13
Contracts, Execution of  . . . . . . . . . . . . . . . . . . . . . . .   17

                                        D

Directors and Committees . . . . . . . . . . . . . . . . . . . . . . .    5

                                        E

Election  of Directors . . . . . . . . . . . . . . . . . . . . . . . .    5
Election of Officers . . . . . . . . . . . . . . . . . . . . . . . . .   10
Executive Committee. . . . . . . . . . . . . . . . . . . . . . . . . .    8

                                        F

Fees and Compensation  . . . . . . . . . . . . . . . . . . . . . . . .    9

                           PEOPLES ENERGY CORPORATION


                                                                        PAGE

                                        G

General Counsel, Duties of . . . . . . . . . . . . . . . . . . . . . .   13

                                        I

Indemnification of Directors, Officers, Employees
  and Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

                                        M

Meetings
  Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
    Action Without Meeting . . . . . . . . . . . . . . . . . . . . . .    9
  Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

                                        N

Notice of Meetings
  Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

                                        O

Officers
  Appointed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  Elected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
Offices, Two or More Held By One Person. . . . . . . . . . . . . . . .   10

                                        P

President, Duties of . . . . . . . . . . . . . . . . . . . . . . . . .   11
Presiding Officer
  Board Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  Shareholders Meetings  . . . . . . . . . . . . . . . . . . . . . . .    5
Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

                                        Q

Quorum
  Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

                           PEOPLES ENERGY CORPORATION


                                                                         PAGE

                                        S

Secretary,  Duties of    . . . . . . . . . . . . . . . . . . . . . . .   12
Signatures to Checks, Drafts, etc. . . . . . . . . . . . . . . . . . .   17
Stock, Certificates of and their Transfer. . . . . . . . . . . . . . .   15

                                        T

Treasurer, Duties. . . . . . . . . . . . . . . . . . . . . . . . . . .   12

                                        V

Vice President, Duties of. . . . . . . . . . . . . . . . . . . . . . .   12
Voting
  Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
  Stock Owned by Company . . . . . . . . . . . . . . . . . . . . . . .   18

                                     BY-LAWS

                                       OF

                           PEOPLES ENERGY CORPORATION


                                    ARTICLE I

                                     OFFICES


          SECTION 1.1. PRINCIPAL OFFICE. The principal office of the Company shall be in the City of Chicago, County of Cook and State of Illinois.

          SECTION 1.2. OTHER OFFICES. The Company may also have offices at such other places both within and without the State of Illinois as the Board of Directors may from time to time determine or the business of the Company may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

          SECTION 2.1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the fourth Friday of the month of February in each year, if not a legal holiday, or, if a legal holiday, then on the next succeeding business day, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day herein designated for the annual meeting, or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of the shareholders as soon thereafter as convenient.

          SECTION 2.2. SPECIAL MEETINGS. Except as otherwise prescribed by statute, special meetings of the shareholders for any purpose or purposes, may be called by the Chairman of the Board, the Vice Chairman of the Executive Committee, the Executive Committee or the President. Such request shall state the purpose or purposes of the proposed meeting.

          SECTION 2.3. PLACE OF MEETINGS. Each meeting of the shareholders for the election of the directors shall be held at the principal office of the Company in the City of Chicago, Illinois, unless the Board of Directors shall by resolution designate another place as the place of such meeting. Meetings of shareholders for any other purpose may be held at such place, and at such time as shall be determined by the Chairman of the Board, or the President, or in their absence, by the Secretary, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          SECTION 2.4. NOTICE OF MEETINGS. Written or printed notice stating the place, date and hour of each annual or special meeting of the shareholders, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, except as otherwise provided in this section or by statute. Notice of any meeting of the shareholders may be waived by any shareholder. At any meeting of the shareholders of the Company, only such business shall be conducted as shall have been brought before the meeting (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Company who is a holder of record at the time of giving the notice provided for in this section, who shall be entitled to vote at the meeting, and who complies with the notice procedures set forth in this section. For business to be properly brought before a shareholders' meeting by a shareholder, timely written notice shall be made to the Secretary of the Company. The shareholder's notice shall be delivered to, or mailed and received at, the principal office of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made; provided further however, notice by the shareholder to be timely must be received in any event not later than the close of business on the seventh day preceding the day on which the meeting is to be held. The shareholder's notice shall set forth (1) a brief description of the business desired to be brought before the meeting and the reasons for considering the business, and (2) (a) the name and address, as they appear on the Company's books, of the shareholder, (b) the class and number of shares of capital stock of the Company owned by the shareholder, and (c) any material interest of the shareholder in the proposed business. The shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 (the "1934 Act") and the rules and regulations thereunder with respect to the matters set forth in this section. If the chairman of the meeting shall determine and declare at the meeting that the proposed business was not brought before the meeting in accordance with the procedures prescribed by this section, the business shall not be considered. The notice procedures set forth in this section 2.4 do not change or limit any procedures the Company may require in accordance with applicable law with respect to the inclusion of matters in the Company's proxy statement.

          SECTION 2.5. QUORUM. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the shareholders of the Company for the transaction of business, except as otherwise provided by statute or these by-laws. If a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting if the adjournment is for thirty days or less or unless after that adjournment a new record date is fixed, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

          SECTION 2.6. PROXIES. At every meeting of the shareholders, each shareholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to such meeting, unless such proxy provides for a longer period, and shall be filed with the Secretary of the Company before, or at the time of, the meeting.

          SECTION 2.7. VOTING. At each meeting of the shareholders, each shareholder shall be entitled to one vote for each share of stock entitled to vote thereat which is registered in the name of such shareholder on the books of the Company. At all elections of directors of the Company, the holders of shares of stock of the Company shall be entitled to cumulative voting. When a quorum is present at any meeting of the shareholders, the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting shall be sufficient for the transaction of any business, unless otherwise provided by statute, the Articles of Incorporation or these by-laws.

          SECTION 2.8. PRESIDING OFFICER. The presiding officer of any meeting of the shareholders shall be the Chairman of the Board or, in the case of the absence of the Chairman of the Board, the President.

                                   ARTICLE III
                            DIRECTORS AND COMMITTEES

          SECTION 3.1. NUMBER AND ELECTION. The business and affairs of the Company shall be managed and controlled by a Board of Directors, eleven (11) in number, none of whom need to be a shareholder, which number may be altered from time to time by amendment of these by-laws, but shall never be less than three
(3). Except as provided in the Articles of Incorporation, the directors shall be elected by the shareholders entitled to vote at the annual meeting of such shareholders and each director shall be elected to serve for a term of one (1) year and thereafter until a successor shall be elected and shall qualify. Only persons who are nominated in accordance with the procedures set forth in this section shall be eligible to be nominated as directors at any meeting of the shareholders of the Company. At any meeting of the shareholders of the Company, nominations of persons for election to the Board of Directors may be made (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Company who is a holder of record at the time of giving the notice provided for in this section, who shall be entitled to vote at the meeting, and

                                      - 6 -
who complies with the notice procedures set forth in this section. For a nomination to be properly brought before a shareholders' meeting by a shareholder, timely written notice shall be made to the Secretary of the Company. The shareholder's notice shall be delivered to, or mailed and received at, the principal office of the Company no less than 60 days nor more than 90 days prior to the meeting; provided, however, in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made; provided further, however, notice by the shareholder to be timely must be received in any event not later than the close of business on the seventh day preceding the day on which the meeting is to be held. The shareholder's notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required by applicable law (including the person's written consent to being named as a nominee and to serving as a director if elected), and (2) (a) the name and address, as they appear on the Company's books, of the shareholder, (b) the class and number of shares of capital stock of the Company owned by the shareholder, and (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. The shareholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this section.
If the chairman of the meeting shall determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by this section, the nomination shall not be accepted.

          SECTION 3.2. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held immediately, or as soon as practicable, after the annual meeting of the shareholders in each year for the purpose of electing officers and for the transaction of such other business as may be deemed necessary, and regular meetings of the Board shall be held at such date and time and at such place as the Board of Directors may from time to time determine. Not less than two days' notice of all regular meetings of the Board, except the meeting to be held after the annual meeting of shareholders which shall be held without other notice than this by-law, shall be given to each director personally or by mail or telegram.

          SECTION 3.3. SPECIAL MEETINGS. Special meetings of the Board may be called at any time by the Chairman of the Board, the President, or by any two directors, by causing the Secretary to mail to each director, not less than three days before the time of such meeting, a written notice stating the time and place of such meeting. Notice of any meeting of the Board may be waived by any director.

          SECTION 3.4. QUORUM. At each meeting of the Board of Directors, the presence of not less than a majority of the total number of directors specified in Section 3.1 hereof shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. In determining the presence of a quorum at a meeting of the directors or a committee thereof for the purpose of authorizing a contract or transaction between the Company and one or more of its directors, or between the Company and any other corporation, partnership, association, or other organization in which one or more of the directors of this Company are directors or officers, or have a financial interest in such other organization, such interested director or directors may be counted in determining a quorum.

          SECTION 3.5. PRESIDING OFFICER. The presiding officer of any meeting of the Board of Directors shall be the Chairman of the Board. In the case of the absence of the Chairman of the Board, for reasons other than provided in Section 4.3, the President shall act in his place and stead. In the case of the temporary absence of both the Chairman of the Board and the President, the Vice Chairman of the Executive Committee or, in his absence, any other director elected by vote of a majority of the directors present at the meeting, shall act as chairman of the meeting.

          SECTION 3.6. EXECUTIVE COMMITTEE. The Executive Committee of the Board of Directors shall consist of the Chairman of the Board who shall be the Chairman of the Executive Committee, and each of the nonmanagement directors. The Chairman of the Board shall select a Vice Chairman of the Executive Committee subject to the approval of the Board of Directors of the Company. The Executive Committee shall, in the recess of the Board, have all the powers of the Board except those powers which, under the law of the State of Illinois, may not be exercised by such Committee and shall keep a record of its proceedings and report the same to the Board. The Executive Committee may meet at any place whenever required by a member of the Committee and may act by the consent of a majority of its members, although not formally convened.


          SECTION 3.7. OTHER COMMITTEES. The Board may appoint other committees, standing or special, from time to time from among its own members or otherwise, and may confer such powers on such committees as the Board may determine and may revoke such powers and terminate the existence of such committees at its pleasure.

          Section 3.8. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of the proceedings of the Board or such committee.

          SECTION 3.9. FEES AND COMPENSATION OF DIRECTORS. Directors shall not receive any stated salary for their services as such; but, by resolution of the Board of Directors, reasonable fees, with or without expenses of attendance, may be allowed. Members of the Board shall be allowed their reasonable traveling expenses when actually engaged in the business of the Company, to be audited and allowed as in other cases of demands against the Company. Members of standing or special committees may be allowed fees and expenses for attending committee meetings.

Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

          SECTION 4.1. ELECTION OF OFFICERS. There shall be elected by the Board of Directors in each year the following officers: a Chairman of the Board; a President; such number of Senior Vice Presidents, such number of Executive Vice Presidents, such number of Vice Presidents and such number of Assistant Vice Presidents as the Board at the time may decide upon; a Secretary; such number of Assistant Secretaries as the Board at the time may decide upon; a Treasurer; such number of Assistant Treasurers as the Board at the time may decide upon; a Controller; and such number of Assistant Controllers as the Board at the time may decide upon; a General Counsel; and such number of Assistant General Counsel as the Board at the time may decide upon. Any two or more offices may be held by one person, except that the offices of President and Secretary may not be held by the same person. All officers shall hold their respective offices during the pleasure of the Board.

          SECTION 4.2. APPOINTMENT OF OFFICERS. The Board of Directors, the Executive Committee, the Chairman of the Board, or the President may from time to time appoint such other officers as may be deemed necessary, including one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers and one or more Assistant General Counsel, and such other agents and employees of the Company as may be deemed proper. Such officers, agents and employees shall have such authority, perform such duties and receive such compensation as the Board of Directors, the Executive Committee or, in the case of appointments made by the Chairman of the Board or the President, as the Chairman of the Board or the President, may from time to time prescribe and determine. The Board of Directors or the Executive Committee may from time to time authorize any officer to appoint and remove agents and employees, to prescribe their powers and duties and to fix their compensation therefor.

          SECTION 4.3. DUTIES OF CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the Company and shall have control and direction of the management and affairs of the Company and may execute all contracts, deeds, assignments, certificates, bonds or other obligations for and on behalf of the Company, and sign certificates of stock and records of certificates required by law to be signed by the Chairman of the Board. When present, the Chairman of the Board shall preside at all meetings of the Board and of the shareholders. In the absence of the Chairman of the Board, due to his permanent disability, death, resignation or removal from office, the Vice Chairman of the Executive Committee shall promptly convene the Executive Committee to select a nominee for that office and submit said nominee's name to the Board of Directors for their consideration.

          SECTION 4.4. DUTIES OF PRESIDENT. Subject to the Control and direction of the Chairman of the Board, and to the control of the Board, the President shall have general management of all the business of the Company, and he shall have such other powers and perform such other duties as may be prescribed for him by the Board or be delegated to him by the Chairman of the Board. He shall possess the same power as the Chairman of the Board to sign all certificates, contracts and other instruments of the Company. In case of the absence or disability of the President, or in case of his death, resignation or removal from office, the powers and duties of the President shall devolve upon the Chairman of the Board during absence or disability, or until the vacancy in the office of President shall be filled.

          SECTION 4.5. DUTIES OF VICE PRESIDENT. Each of the Senior Vice Presidents, Executive Vice Presidents, Vice Presidents and Assistant Vice Presidents shall have such powers and duties as may be prescribed for him by the Board, or be delegated to him by the Chairman of the Board or by the President. Each of such officers shall possess the same power as the President to sign all certificates, contracts and other instruments of the Company.

          SECTION 4.6. DUTIES OF SECRETARY. The Secretary shall have the custody and care of the corporate seal, records and minute books of the Company. He shall attend the meetings of the Board, of the Executive Committee, and of the shareholders, and duly record and keep the minutes of the proceedings, and file and take charge of all papers and documents belonging to the general files of the Company, and shall have such other powers and duties as are commonly incident to the office of Secretary or as may be prescribed for him by the Board, or be delegated to him by the Chairman of the Board or by the President.
          SECTION 4.7. DUTIES OF TREASURER. The Treasurer shall have charge of, and be responsible for, the collection, receipt, custody and disbursement of the funds of the Company, and shall deposit its funds in the name of the Company in such banks, trust companies or safety deposit vaults as the Board may direct. He shall have the custody of the stock record books and such other books and papers as in the practical business operations of the Company shall naturally belong in the office or custody of the Treasurer, or as shall be placed in his custody by the Board, the Chairman of the Board, the President, or any Vice President, and shall have such other powers and duties as are commonly incident to the office of Treasurer, or as may be prescribed for him by the Board, or be delegated to him by the Chairman of the Board or by the President.

          SECTION 4.8. DUTIES OF CONTROLLER. The Controller shall have control over all accounting records pertaining to moneys, properties, materials and supplies of the Company. He shall have Charge of the bookkeeping and accounting records and functions, the related accounting information systems and reports and executive supervision of the system of internal accounting controls, and such other powers and duties as are commonly incident to the office of Controller or as may be prescribed by the Board, or be delegated to him by the Chairman of the Board or by the President.


          SECTION 4.9. DUTIES OF GENERAL COUNSEL. The General Counsel shall have full responsibility for all legal advice, counsel and services for the Company and its subsidiaries including employment and retaining of attorneys and law firms as shall in his discretion be necessary or desirable and shall have such other powers and shall perform such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the President.

          SECTION 4.10. DUTIES OF ASSISTANT SECRETARY, ASSISTANT TREASURER, ASSISTANT CONTROLLER AND ASSISTANT GENERAL COUNSEL. The Assistant Secretary, Assistant Treasurer, Assistant Controller and Assistant General Counsel shall assist the Secretary, Treasurer, Controller, and General Counsel, respectively, in the performance of the duties assigned to each and shall for such purpose have the same powers as his principal. He shall also have such other powers and duties as may be prescribed for him by the Board, or be delegated to him by the Chairman of the Board or by the President.

                                    ARTICLE V

          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

          SECTION 5.1. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. The Company shall indemnify, to the fullest extent permitted under the laws of the State of Illinois and any other applicable laws, as they now exist or as they may be amended in the future, any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of the fact that he or she is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

          SECTION 5.2. ADVANCEMENT OF EXPENSES TO DIRECTORS, OFFICERS AND EMPLOYEES. Expenses incurred by such a director, officer or employee in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding to the fullest extent permitted under the laws of the State of Illinois and any other applicable laws, as they now exist or as they may be amended in the future.

          SECTION 5.3. INDEMNIFICATION AND ADVANCEMENT OF EXPENSES TO AGENTS. The board of directors may, by resolution, extend the provisions of this Article V regarding indemnification and the advancement of expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact he or she is or was an agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

          SECTION 5.4. RIGHTS NOT EXCLUSIVE. The rights provided by or granted under this Article V are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

          SECTION 5.5. CONTINUING RIGHTS. The indemnification and advancement of expenses provided by or granted under this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person.

                                   ARTICLE VI

                    CERTIFICATES OF STOCK AND THEIR TRANSFER

          SECTION 6.1. CERTIFICATES OF STOCK. The certificates of stock of the Company shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the Company as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the


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Chairman of the Board, the President or a Vice President and also by the
Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and shall bear the corporate seal or a facsimile thereof. If a certificate is countersigned by a transfer agent or registrar, other than the Company itself or its employee, any other signature or countersignature on the certificate may be facsimiles. In case any officer of the Company, or any officer or employee of the transfer agent or registrar, who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the Company, or an officer or employee of the transfer agent or registrar, before such certificate is issued, said certificate may be issued with the same effect as if the officer of the Company, or the officer or employee of the transfer agent or registrar, had not ceased to be such at the date of issue.

          SECTION 6.2. TRANSFER OF STOCK. Upon surrender to the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of applicable taxes with respect to such transfer, it shall be the duty of the Company, subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of certificates for shares of stock of the Company, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          SECTION 6.3. SHAREHOLDERS OF RECORD. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or

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                                     - 17 -

interest in such share or shares on the part or any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by statute.

          SECTION 6.4. LOST, DESTROYED OR STOLEN CERTIFICATES. The Board of Directors, in individual cases or by general resolution, may direct a new certificate or certificates to be issued by the Company as a replacement for a certificate or certificates for a like number of shares alleged to have been lost, destroyed or stolen, upon the making of an affidavit of that fact by the person claiming the certificate or certificates of stock to be lost, destroyed or stolen. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or stolen certificate or certificates, or his legal representative, to give the Company a bond in such form and amount as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate or certificates alleged to have been lost, destroyed or stolen.

                                   ARTICLE VII

                                  MISCELLANEOUS

          SECTION 7.1. CONTRACTS AND OTHER INSTRUMENTS. All contracts or obligations of the Company shall be in writing and shall be signed either by the Chairman of the Board, the President, or any Vice President and, unless the Board shall otherwise determine and direct, the seal of the Company shall be attached thereto, duly attested by the Secretary or an Assistant Secretary, except contracts entered into in the ordinary course of business where the amount involved is less than Five Hundred Thousand Dollars ($500,000), and except contracts for the employment

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                                     - 18 -

of servants or agents, which contracts so excepted may be entered into by the Chairman of the Board, the President, any Vice President, or by such officers or agents as the Chairman of the Board or the President may designate and authorize. Unless the Board shall otherwise determine and direct, all checks or drafts and all promissory notes shall be signed by two officers of the Company. When prescribed by the Board, bonds, promissory notes, and other obligations of the Company may bear the facsimile signature of the officer who is authorized to sign such instruments and, likewise, may bear the facsimile signature of the Secretary or an Assistant Secretary.

          SECTION 7.2. VOTING STOCK OWNED BY COMPANY. Any or all shares owned by the Company in any other corporation, and any or all voting trust certificates owned by the Company calling for or representing shares of stock of any other corporation, may be voted by the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer, either in person or by written proxy given to any person in the name of the Company at any meeting of the shareholders of such corporation, or at any meeting of voting trust certificate holders, upon any question that may be presented at any such meeting. Any such officer, or anyone so representing him by written proxy, may on behalf of the Company waive any notice of any such meeting required by any statute or by-law and consent to the holding of such meeting without notice.

                                  ARTICLE VIII

                         AMENDMENT OR REPEAL OF BY-LAWS

          These by-laws may be added to, amended or repealed at any regular or special meeting of the Board by a vote of a majority of the membership of the Board.